Exhibit (16)
John Hancock Funds II
Power of Attorney
I do hereby constitute and appoint John J. Danello, Thomas Kinzler, Betsy Anne Seel, Christopher Sechler, Andrew Wilkins, Charles Rizzo, Andrew Arnott and Leo Zerilli, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Funds II (the “Trust”) to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statements, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Trust’s registration statement on Form N-14 relating to the portfolio combination listed below and any amendments (including post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.
Portfolio Combination
Turner International Growth Fund, a series of Turner Funds
into the
International Growth Equity Fund, a series of John Hancock Funds II
(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

     IN WITNESS HEREOF, I have hereunder set my hand on this instrument as of the 20th day of September 2012.

Name	Signature	Title

Charles L. Bardelis	/s/ Charles L. Bardelis	Trustee

James R. Boyle	/s/ James R. Boyle	Trustee

Peter S. Burgess	/s/ Peter S. Burgess	Trustee

Grace K. Fey	/s/ Grace K. Fey	Trustee

Theron S. Hoffman	/s/ Theron S. Hoffman	Trustee

Hassell H. McClellan	/s/ Hassell H. McClellan	Trustee

James M. Oates	/s/ James M. Oates	Trustee